Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-59210, 333-71596, 333-118113 and 333-130406) and on Form S-3 (Nos. 333-184878, 33-38869, 333-46055, 333-45377, 333-56873, 333-62156, 333-69294, 333-82212, 333-121502, 333-121504, 333-125077, 333-135816, 333-135962, 333-137093, and 333-178413) of Vector Group Ltd. of our report dated February 28, 2013, relating to the financial statements and financial statement schedule of Douglas Elliman Realty LLC, which appears in this Form 10-K of Vector Group Ltd.

PricewaterhouseCoopers LLP
New York, New York
February 28, 2013